AMENDMENT TO 2009 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) and the stockholders of the Corporation have previously approved the Corporation’s 2009 Equity Incentive Plan (the “Plan”) effective as of May 7, 2009; and

WHEREAS, the Compensation Committee of the Board has recommended that the Board adopt and approve an amendment to the Plan to provide that all grants of Awards (as defined in the Plan) to non-employee Directors be approved by a committee of the Board comprised solely of non-employee Directors.

NOW, THEREFORE, BE IT

RESOLVED, that the definition of the term “Administrator” in Section 2(a) of the Plan is hereby amended in its entirety to read:

“Administrator” means, except to the extent otherwise provided by the Board, the Committee; provided, however, that all Awards granted to non-employee (independent) Directors shall be administered by a committee of independent Directors of the Board, which shall not be subject to management discretion.

RESOLVED, FURTHER, that except as provided above, the Plan is hereby ratified, confirmed and approved in all respects.

Approved by AMERIGROUP Board of Directors on August 5, 2009